EXHIBIT NO. 32.1
The X-Change Corporation
File No. 002-41703
Form 10-Q
Quarter ended September 30, 2009

                    CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002 -
                      CHIEF EXECUTIVE AND FINANCIAL OFFICER

In connection with the Quarterly Report of The X-Change Corporation (Company) on Form 10-Q for the period ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Haviland Wright, Chief Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: April 20, 2010                    By: /s/ Haviland Wright
       --------------                        -----------------------------------
                                                                 Haviland Wright
                                                     Chief Executive Officer and
                                                  Acting Chief Financial Officer

--------------------------------------------------------------------------------

A signed original of this written statement required by Section 906 has been provided to The X-Change Corporation and will be retained by The X-Change Corporation and furnished to the Securities and Exchange Commission or its staff upon request.